Exhibit (b)

AMENDED AND RESTATED

BYLAWS

OF

HENNESSY FUNDS TRUST

Dated as of October 14, 2020

i

AMENDED AND RESTATED BYLAWS
OF HENNESSY FUNDS TRUST
(a Delaware statutory trust)

These Bylaws (these “Bylaws”) of Hennessy Funds Trust, a Delaware business trust (the “Trust”), are subject to the Amended and Restated Trust Instrument of the Trust, dated as of October 14, 2020 (as amended, supplemented, or restated from time to time (the “Trust Instrument”). Capitalized terms used but not defined in these Bylaws, as well as the terms “electronic transmission” and “teleconference,” have the meanings ascribed to them in the Trust Instrument.

ARTICLE 1
OFFICES

Section 1.1     PRINCIPAL OFFICE. The principal office of the Trust and such other additional offices as the Trustees or the officers of the Trust may establish shall be located in such places as the Trustees or the officers may determine.

Section 1.2     REGISTERED OFFICE. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in Delaware an individual who is a Delaware resident or a Delaware corporation or a corporation authorized to transact business in the Delaware. The business office of such registered agent shall be the registered Delaware office of the Trust. The Trustees may change the registered office and registered agent of the Trust.

ARTICLE 2
OFFICERS AND THEIR ELECTION

Section 2.1     OFFICERS. The Trust shall have a President, Treasurer, Secretary, and Chief Compliance Officer, as well as such other officers as the Trustees may elect in accordance with Section 3.8. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. No Trustee or other officer is required to hold Shares.

Section 2.2     ELECTION OF OFFICERS. The Trustees shall appoint the President, Treasurer, Secretary, and Chief Compliance Officer. Two or more offices may be held by a single person. Subject to Section 2.3 and Section 3.12, the President, Treasurer, Secretary, and Chief Compliance Officer shall each hold office until their successors are chosen and qualified, and each other officer shall hold office at the pleasure of the Trustees or the other officer or committee to whom the Trustees have delegated the power to appoint such subordinate officer.

Section 2.3     RESIGNATIONS. Any officer of the Trust may resign by filing a written resignation with the Chairman, the President, the Trustees, or the Secretary, and such resignation will take effect upon such filing or at the time such officer may specify in such written resignation.

ARTICLE 3
POWERS AND DUTIES OF OFFICERS AND TRUSTEES

Section 3.1     MANAGEMENT OF THE TRUST. The Trustees shall manage, or direct the management of, the business and affairs of the Trust and shall have all powers necessary and desirable to carry out their responsibilities to the extent such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument, or these Bylaws.

Section 3.2     EXECUTIVE AND OTHER COMMITTEES. The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session. The Trustees may also elect from their own number other committees. The vote of a majority of the Trustees will determine the number of Trustees comprising, and the powers conferred on, any such committee. All members of any such committee shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees may rescind the action of any committee, but any such rescission will not have retroactive effect.

Section 3.3     COMPENSATION. Each Trustee and each committee member may receive such compensation for services and reimbursement for expenses as may be fixed by resolution of the Trustees.

Section 3.4     PRESIDENT. The President shall be the chief executive officer of the Trust and shall have, subject to the direction of the Trustees, general charge of its business and affairs. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, agreements, or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series. The President shall also have the power to employ attorneys, accountants, and other advisers and agents for the Trust. The President shall perform such duties additional to the foregoing as the Trustees may designate.

Section 3.5     TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust and shall deliver all funds and securities of the Trust to the entity that the Trustees employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. The Treasurer shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and shall furnish such other reports regarding the business and condition of the Trust as the Trustees may require. The Treasurer shall have such other powers and perform such additional duties as the Trustees may designate.

Section 3.6     SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings and shall have the custody of the seal of the Trust. The Secretary shall have such other powers and perform such additional duties as the Trustees may designate.

Section 3.7     CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures adopted pursuant to Rule 38a-1(a) under the 1940 Act. The Chief Compliance Officer shall have such other powers and perform such additional duties as the Trustees may designate.

Section 3.8     SUBORDINATE OFFICERS. The Trustees may appoint such other officers or agents as they may deem advisable each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Trustees may determine. The Trustees may delegate to one or more officers or committees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties.

Section 3.9     SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act, and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of such officer’s duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into such officer’s hands.

Section 3.10    REMOVAL. By the vote of a majority of the Trustees given at any regular or special meeting, the Trustees may remove any officer from office when, in the judgment of the Trustees, such removal will serve the best interest of the Trust. In addition, any officer or agent appointed in accordance with the provisions of Section 3.10 may be removed, either with or without cause, by any officer or committee to whom the Trustees have delegated the power to appoint such officer or agent.

Section 3.11    REMUNERATION. The salaries or other compensation, if any, of the officers of the Trust shall be fixed by resolution of the Trustees.

ARTICLE 4
SHAREHOLDERS’ MEETINGS

Section 4.1     CALL OF MEETINGS. There shall be no annual meeting of the shareholders except as required by law. A special meeting of the shareholders shall be called by the Secretary whenever (A) ordered by the Trustees or (B) requested in writing by a Shareholder or Shareholders holding at least 10% of the Outstanding Shares entitled to vote; provided that (i) such request states the purposes of such meeting and the matters proposed to be acted on, and (i) such Shareholder or Shareholders have prepaid to the Trust the estimated costs of preparing and mailing the notice of the meeting. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice of the meeting in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or Classes, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or class shall be called and only the Shareholders of such one or more Series or class shall be entitled to notice of, and to vote at, such meeting.

Section 4.2     NOTICES. Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering notice of the meeting to each Shareholder entitled to vote at such meeting at least 15 days before the meeting. Such notice may be delivered via postage-prepaid mailing, telephone, electronic transmission, or other alternative means as may be approved by resolutions adopted by the Trustees using the mailing address, telephone number, email address, or other relevant direction provided to the Trust. Shareholders shall be provided reasonable notice of any means of notice delivery approved by the Trustees other than telephone, email, or electronic transmission. Notice of any Shareholder meeting need not be given to any Shareholder if the Shareholder (A) executes a written waiver of notice (including via electronic transmission) before or after such meeting and such waiver is filed with the record of such meeting or (B) attends such meeting in person or by proxy. Notice of adjournment of a Shareholder meeting to another time or place need not be given if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Section 4.3     CONDUCT OF MEETING.

A.     When present, the Chairman shall preside over meetings of the shareholders. When the Chairman is not present, the Treasurer shall preside over meetings of the shareholders, and the Treasurer may appoint another officer of the Trust to preside over such meetings in the Treasurer’s absence. Unless the individual presiding over the meeting appoints another person to act as secretary of the meeting, the Secretary shall act as secretary of the meeting and keep a record of the proceedings.

B.     The Trustees may make such rules and procedures for the conduct of Shareholder meetings as they deem necessary, appropriate, or convenient. Subject to any such rules and procedures of the Trustees, if any, the individual presiding over the meeting may prescribe such rules and procedures and take all such actions as, in such individual’s judgment, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing (i) an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in the meeting to Shareholders of record of the Trust, their duly authorized and constituted proxies, and any other persons that the individual presiding over the meeting may permit, (iv) restrictions on entry to the meeting after the time fixed for its commencement, (v) limitations on the time allotted to questions or comments by participants, and (vi) regulations relating to the opening and closing of the polls for balloting and the matters to be voted on by ballot.

Section 4.4     VOTING; PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (A) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than 11 months before the meeting, unless the Trust Instrument specifically provides for a longer period, or (B) the Trustees adopt by resolution an alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than 11 months before the meeting. Proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by its terms, a proxy shall entitle the holder to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all Shareholder meetings, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman. Except as otherwise provided in these Bylaws or in the Trust Instrument, all matters relating to the giving, voting, or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 4.5     PLACE OF MEETING. All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

Section 4.6     ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of Shareholders. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

ARTICLE 5
TRUSTEES’ MEETINGS

Section 5.1     SPECIAL MEETINGS. Special meetings of the Trustees may be called orally or in writing by the Chairman or any two other Trustees.

Section 5.2     REGULAR MEETINGS. Regular meetings of the Trustees may be held at such places and at such times as the Trustees may determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee, provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.4 of the Trust Instrument.

Section 5.3     QUORUM; ACTION. A majority of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

Section 5.4     NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given to each Trustee by the party calling the meeting, as provided for in Section 4.4 of the Trust Instrument. A written notice may be emailed or mailed to the email address or mailing address registered on the books of the Trust or, if not so registered, such Trustee’s last known address.

Section 5.5     PLACE OF MEETING. All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

Section 5.6     SPECIAL ACTION. When all the Trustees are present at any meeting, however called and wherever held, or assent to the holding of the meeting without notice, or sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Section 5.7     ACTION BY CONSENT. Subject to any applicable requirements of the 1940 Act or the Commission, any action by the Trustees may be taken without a meeting if a written consent relating to such action is signed by all the Trustees and filed with the records of the Trust. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

Section 5.8     TELECONFERENCE. Subject to any applicable requirements of the 1940 Act or the Commission, the Trustees may participate in a meeting of Trustees by teleconference. Any teleconference shall be deemed to take place at and from the principal office of the Trust.

Section 5.9     CHAIRMAN OF THE BOARD. The Trustees shall appoint from among their number a Chairman, who shall serve as such at the pleasure of the Trustees. When present, the Chairman shall preside at all meetings of the Shareholders and the Trustees, and in the Chairman’s absence, the Chairman may, subject to the approval of the Trustees, appoint a Trustee to preside at meetings of the Trustees. The Chairman shall perform such other duties as the Trustees may designate.

ARTICLE 6
SHARES OF BENEFICIAL INTEREST

Section 6.1     BENEFICIAL INTEREST. The beneficial interest in the Trust shall at all times be divided into such transferable Shares of one or more separate and distinct Series or Classes as the Trustees may create and establish. The number of Shares is unlimited, and each Share of each Series or Class shall be without par value and represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one or more Classes consistent with applicable law and any rule or order of the Commission.

Section 6.2     TRANSFER OF SHARES. The Shares shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Section 6.3     EQUITABLE INTEREST NOT RECOGNIZED. The Trust shall be entitled to treat the holder of record of any Share of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share on the part of any other person except as may be otherwise expressly provided by law.

Section 6.4     SHARE CERTIFICATE. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or Class for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form proscribed by the Trustees and shall be signed by the Chairman, the President or any Vice President, and the Treasurer, Secretary, or any Assistant Treasurer or Assistant Secretary. Such signatures may be electronic signatures if the certificate is signed by a transfer agent or shareholder services agent or by a registrar, other than a Trustee, officer, or employee of the Trust. In case any officer who has signed or whose electronic signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if such person held such office at the time of the certificate’s issue. In lieu of issuing certificates for Shares, the Trustees, or the transfer agent or shareholder services agent, may either issue receipts for Shares or may keep accounts on the books of the Trust for the record Shareholders, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms of this Section 6.4.

Section 6.5     LOSS OF CERTIFICATE. In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in its place upon such terms as the Trustees may prescribe.

Section 6.6     DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE 7
RECORDS AND REPORTS

Section 7.1     INSPECTION OF BOOKS. The Trustees shall determine whether, to what extent, at what times and places, and under what conditions and regulations any accounts or books of the Trust shall be open to the inspection of the Shareholders, and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

Section 7.2     FINANCIAL STATEMENTS. The Trustees shall submit to the Shareholders a written financial report of the Trust that includes financial statements certified at least annually by independent public accountants.

ARTICLE 8
GENERAL MATTERS

Section 8.1     OWNERSHIP OF ASSETS OF THE TRUST. The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized, or existing under the laws of any jurisdiction other than a state, commonwealth, possession, or territory of the United States or the laws of the United States.

Section 8.2     INSPECTION BY SHAREHOLDERS. The Trustees shall determine whether, to what extent, at what times and places, and under what conditions and regulations any accounts or books of the Trust shall be open to the inspection of the Shareholders; and no Shareholder shall have the right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

Section 8.3     INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES. The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer, or employee of a corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against and incurred by such Covered Person in any such capacity or arising out of such Covered Person’s status as such, whether or not the Trustees would have the power to indemnify such Covered Person against such liability. The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which such individual would otherwise be subject by reason or willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of office.

Section 8.4     SEAL. The Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. The seal may be impressed, affixed, printed, or otherwise reproduced. Any officer or Trustee shall have authority to affix the seal of the Trust to any document executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary, and its absence shall not impair the validity of any document executed by or on behalf of the Trust.

Section 8.5     FISCAL YEAR. The fiscal year of each Series of the Trust shall end on such date as the Trustees shall determine.

Section 8.6     AMENDMENTS. These Bylaws may only be amended by the Trustees, and no Shareholder vote shall be required for any such amendment.

Section 8.7     HEADINGS. Headings are placed in these Bylaws for convenience of reference only and, in case of any conflict, the text of these Bylaws rather than the headings shall control.